EXHIBIT  4.1

MARK  SHERMAN,  CPA  PROFESSIONAL  CORPORATION
                             601 SOUTH RANCHO DRIVE
                                    SUITE D32
                          LAS VEGAS, NEVADA 89107-4827

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PHONE:  (702)  645-6318
FAX:  (702)  645-1604
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                                                                          MEMBER
                              AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                                  NEVADA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

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November  19,  2003

Board  of  Directors
Astir,  Inc.
1855  East  Valley  Parkway  211E
Escondido,  CA  92027

To  Whom  It  May  Concern:

This letter shall serve as my resignation as independent public accountant of Astir, Inc. as of today; however, no work has been performed since August 14, 2003 by my firm and I disclaim any opinion with respect to any information since that time. No issues existed with regard to fees and no disagreements or conflicts with regard to Generally Accepted Accounting Principles.


Very  Truly  Yours,


Mark  Sherman